Exhibit 99.3

FORM OF LETTER TO HOLDERS

[GRAPHIC APPEARS HERE]

Pilgrim’s Pride Corporation

110 South Texas Street

Pittsburg, Texas 75686-0093

                    , 2004

To the Holders of Pilgrim’s Pride Corporation

    9 1/4% Senior Subordinated Notes due 2013:

Pilgrim’s Pride Corporation, a Delaware corporation, is offering to exchange its 9¼% Old Senior Subordinated Notes due 2013 (“Old Notes”) for all outstanding 9 1/4% New Senior Subordinated Notes due 2013 that have been registered under the Securities Act of 1933 (the “New Notes”) upon the terms and subject to the conditions set forth in the enclosed prospectus dated January     , 2004 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”). The Exchange Offer is conditioned upon a number of factors set out in the Prospectus under “The Exchange Offer—Conditions of the Exchange Offer” beginning on page     .

The Old Notes were issued on November 21, 2003, in an original aggregate principal amount of $100,000,000, the full principal amount of which remains outstanding. The maximum amount of New Notes that will be issued in exchange for Old Notes is $100,000,000.

Please read carefully the Prospectus and the other enclosed materials relating to the Exchange Offer. If you require assistance, you should consult your financial, tax or other professional advisors. Holders who wish to participate in the Exchange Offer are asked to respond promptly by completing and returning the enclosed Letter of Transmittal, and all other required documentation, to The Bank of New York, the exchange agent (the “Exchange Agent”), for the Exchange Offer.

If you have questions regarding the terms of the Exchange Offer, please direct your questions to                     .

Thank you for your time and effort in reviewing this request.

Very truly yours,

PILGRIM’S PRIDE CORPORATION

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK

ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus dated January     , 2004, of Pilgrim’s Pride Corporation, a Delaware corporation, and the accompanying Letter of Transmittal, that together constitute the offer of Pilgrim’s Pride Corporation (the “exchange offer”) to exchange Pilgrim’s Pride Corporation’s 9 1/4% Old Senior Subordinated Notes due 2013 (the “Old Notes”) for a like principal amount of Pilgrim’s Pride Corporation’s issued and outstanding 9 1/4% New Senior Subordinated Notes due 2013 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$                     of the 9 1/4% Old Senior Subordinated Notes due 2013.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any): $ .

☐	not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act; and

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 144 under the Securities Act) of Pilgrim’s Pride Corporation or a broker-dealer tendering Old Notes acquired directly from Pilgrim’s Pride Corporation.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE

Name(s) of beneficial owner(s):

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Signature(s):

___________________________________________

Name(s):

___________________________________________

                                (PLEASE PRINT)

___________________________________________

Address(es):

___________________________________________

Telephone Number(s):

___________________________________________

Taxpayer Identification or Social Security Number(s):

___________________________________________

Date:

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